Exhibit 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194, 333-137857 and 333-166605) of Unit Corporation of the reference to our report for Unit Corporation, which appears in the December 31, 2009 annual report on Form 10-K of Unit Corporation filed on February 23, 2010, and our summary report attached as Exhibit 99.1 to the amendment on Form 10-K/A to such annual report filed on September 17, 2010.

                                                                /s/ Ryder Scott Company, L.P.

                                                                RYDER SCOTT COMPANY, L.P.

Houston, Texas
September 17, 2010